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                                                                    EXHIBIT 10.1

                               AMENDMENT NO. 2 TO
                            SECOND WAIVER AND CONSENT

        This Amendment No. 2 to Second Waiver and Consent (this "AMENDMENT") is entered into as of this 21st day of November, 2006, by and between The Canopy Group, Inc., a Utah corporation ("CANOPY"), and MTI Technology Corporation, a Delaware corporation ("MTI").

        MTI is currently a party to that certain Loan and Security Agreement, dated as of November 13, 2002, as amended, with Comerica Bank (as amended to date and as may be further amended, the "COMERICA AGREEMENT"). On December 28, 2004, MTI and Canopy entered into that certain Second Waiver and Consent (as amended, the "WAIVER") with respect to certain matters relating to the Comerica Agreement. On June 30, 2006, MTI and Canopy entered into that certain Amendment to Second Waiver and Consent to, among other things, provide that Canopy would guarantee MTI's standby letter of credit under the Comerica Agreement through November 30, 2006.

        Canopy remains a major stockholder of MTI and agrees that it is in the best interest of MTI and its stockholders that it further amend the Waiver as set forth herein to, among other things, extend its guarantee of MTI's line of credit under the Comerica Agreement through June 30, 2007. All terms not otherwise defined shall have the meaning set forth in the Waiver.

        Whereas, in order to induce Canopy to amend the Waiver as set forth herein, MTI desires to grant a warrant to Canopy to purchase shares of MTI's common stock on the terms set forth herein.

        Now, therefore, in consideration of the promises, covenants and agreements set forth below, the mutual benefits to be derived from the transactions described above and other good and valuable consideration, and intending to be legally bound, the parties hereby agree as follows:

                1. MTI agrees to grant to Canopy, on the date hereof, a warrant (the "WARRANT") to purchase 125,000 shares of MTI's common stock, at a per share price equal to the closing price of the Company's common stock on the Nasdaq Capital Market on the date the warrant is issued, and subject to the additional terms and conditions set forth in the form of warrant attached as Exhibit A.

                2. Canopy consents to MTI's extending the line of credit maturity date under the Comerica Agreement and agrees to guarantee MTI's line of credit under the Comerica Agreement through June 30, 2007.

                3. Canopy hereby represents, warrants and covenants to MTI as follows:

                3.1 Purchase for Own Account. Canopy represents that it is acquiring the Warrant, and the common stock issuable upon exercise of the Warrant (collectively, the "SECURITIES") solely for investment for Canopy's own account not as a nominee or agent,


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        and not with a view to the resale or distribution of any part thereof, and that Canopy has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by Canopy of any of the Securities shall constitute confirmation of the representation by Canopy that Canopy does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities, other than the potential assignment of the Warrant to Canopy Ventures I, L.P. (a Utah limited partnership of which Canopy is the sole limited partner).

                3.2 Accredited Investor. Canopy represents that it is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, it is excluded from the count of "purchasers" pursuant to Rule 260.102.13 thereunder.

                3.3 Restrictions on Transfer. Canopy understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from MTI in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "ACT"), only in certain limited circumstances. In this connection Canopy represents that it is familiar with Rule 144, promulgated under the Act as presently in effect, and understands the resale limitations imposed thereby and by the Act. CANOPY UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN MTI'S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT. Canopy understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus Canopy will not be able to resell or otherwise transfer its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Canopy has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell its Securities in the foreseeable future.


        THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


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        In witness whereof, the undersigned has executed this Amendment as of the date first set forth above.

                                 THE CANOPY GROUP, INC.,
                                 a Utah corporation

                                 By: /s/ E. Bart Hopkin
                                    ----------------------------------
                                 Name: E. Bart Hopkin
                                 Title: VP/Treasurer


                                 MTI TECHNOLOGY CORPORATION,
                                 a Delaware corporation


                                 By: /s/ Todd Williams
                                    ----------------------------------
                                 Name: Todd Williams
                                 Title: Vice President and Corporate Controller


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                                    EXHIBIT A

                                 FORM OF WARRANT